Calculation of Filing Fee Tables
S-8
Worksport Ltd
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.001 par value per share	Other	1,452,276	$ 0.39	$ 566,387.64	0.000087	$ 49.28
Total Offering Amounts:						$ 566,387.64		$ 49.28
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 49.28
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's common stock that become issuable under the Worksport Ltd. 2022 Equity Incentive Plan, as amended (the "2022 Plan"), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that increases the number of outstanding shares of common stock. (2) Represents 1,452,276 additional shares of common stock that became reserved for issuance under the 2022 Plan as a result of the automatic increases effective July 1, 2026 and October 1, 2026 pursuant to the evergreen provision of the 2022 Plan, which shares have not previously been registered. (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act. The offering price per share and the aggregate offering price for shares reserved for future issuance are based on the average of the high price of $0.41 and the low price of $0.37 of the Registrant's common stock as reported on The Nasdaq Capital Market on October 7, 2026, which date is within five business days prior to filing this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources